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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

               __________________________________________________

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                  May 3, 1996

                                FMC CORPORATION
           -------------------------------------------------------
            (Exact name of registrant as specified in its charter)

          Delaware                      1-2376                    94-0479804
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(State or other jurisdiction    (Commission File Number)      (I.R.S. Employer
     of incorporation)                                       Identification No.)

       200  East Randolph Drive, Chicago, Illinois            60601
       ---------------------------------------------------------------
         (Address of principal executive offices)           (Zip Code)



                                (312) 861-6000
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             (Registrant's telephone number, including area code)


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Item 5.  Other Events
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On May 3, 1996, FMC Gold Company, an 80-percent owned subsidiary of FMC
Corporation, issued the following release:


FMC GOLD CONSIDERS REINCORPORATION, SECONDARY PUBLIC OFFERING

CHICAGO, May 3, 1996 -- FMC Gold Company and FMC Corporation today announced that the FMC Gold board of directors authorized the filing of documents with securities regulators in the United States relating to the possible reincorporation of FMC Gold into Canada. In addition, the board approved the filing of documents with securities regulators in Canada relating to a possible secondary public offering of FMC Corporation's 80 percent equity interest in FMC Gold.

     These filings are consistent with the previously announced and ongoing review of strategic options for FMC Gold. Those options include a possible sale of the company, a public offering of a portion or all of FMC's 80 percent equity interest in FMC Gold, as well as the sale of some or all of the company's assets.

     The preliminary proxy filing outlines the possible reincorporation of FMC Gold through an existing Canadian parent company, which would be named Vulcan Gold Inc. Following such reincorporation, FMC would make a secondary public offering in Canada and Europe of substantially all of its equity interest in Vulcan Gold Inc. However, the reincorporation will not occur unless FMC is able to sell its equity interest on acceptable terms.


                                     -more-
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     The reincorporation would be accomplished by a merger involving a Canadian company and FMC Gold. In exchange for each FMC Gold share, FMC Gold stockholders would receive one common share of Vulcan Gold plus a cash payment of $.02. Because the reincorporation transaction would be taxable to FMC Gold stockholders, under the terms of the merger agreement, persons who were U.S. stockholders prior to May 3, 1996, will be entitled to a compensatory payment based on an assumed 31 percent tax rate on the U.S. taxable gain they would realize in the reincorporation transaction. FMC would fund the compensatory tax payment.

     FMC Gold Chairman Larry D. Brady said that the reincorporation and secondary offering are being considered because they provide greater access to Canadian capital markets and investors, and may facilitate the separation of FMC Gold from FMC. "Our ongoing review of strategic options indicates that, subject to market conditions, the reincorporation and secondary offering transactions may benefit FMC Gold's stockholders more than other alternative transactions being considered," said Brady. "Current stockholders of FMC Gold would be able to preserve their existing equity interest in FMC Gold as stockholders of a new, independent public company. As an independent company, Vulcan Gold could better pursue future acquisition, exploration and development opportunities."



                                     -more-
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     The reincorporation and offering transactions would be subject to approval of a definitive merger agreement by the FMC Gold board of directors and stockholders, as well as the successful marketing of FMC's equity interest and other conditions. Subject to favorable conditions, the transactions could occur in the third quarter of this year. However, due to uncertainties regarding these conditions and the continuing strategic review process involving the sale of FMC Gold or its assets, there is no assurance that this transaction will be completed, or even formally proposed.

     In the event of a reincorporation, the current FMC Gold management team, headed by Brian J. Kennedy, president and chief operating officer, would lead Vulcan Gold, and a new board of directors would be selected. Vulcan Gold would have its registered office in Vancouver, British Columbia.

     FMC Gold, whose principal office is in Reno, Nevada, is 80 percent owned by FMC Corporation and is engaged in precious metals exploration, development and production.

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     FMC Corporation
                                     Registrant

Date: May 3, 1996                    By:   /s/ Robert L. Day
                                           -----------------
                                     Name: Robert L. Day
                                     Title: Secretary